                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]


Check the appropriate box:


[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    COHR INC.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     (1)  Title of each class of securities to which transaction applies:.......

     (2)  Aggregate number of securities to which transaction applies:..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):..........................................................

     (4)  Proposed maximum aggregate value of transaction:......................

     (5)  Total fee paid:.......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ______________________________________________
     2)   Form, Schedule or Registration Statement No.: ________________________
     3)   Filing Party: ________________________________________________________
     4)   Date Filed: __________________________________________________________

                                   COHR INC.
                              21540 PLUMMER STREET
                       CHATSWORTH, CALIFORNIA 91311-4103

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 24, 1997

                            ------------------------

To the Stockholders:

     The annual meeting of stockholders of COHR Inc. (the "Company") will be held at the Sheraton Grand Hotel, 333 South Figueroa Street, Los Angeles, California on Thursday, July 24, 1997 at 9:30 a.m. for the following purposes:

     1. To elect three directors to serve until the 2000 annual meeting.

     2. To approve the adoption of the 1996 Stock Option Plan.

     3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only stockholders of record at the close of business on June 12, 1997 will be entitled to vote at the meeting. Each of these stockholders is cordially invited to be present and vote at the meeting in person. A list of these stockholders will be available commencing July 13, 1997 at the offices of the Company for examination by any stockholder for any purpose germane to the annual meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IT IS IMPORTANT TO RETURN YOUR PROXY CARD BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW.

                                          By Order of the Directors

                                          /s/ UMESH MALHOTRA

                                          Umesh Malhotra
                                          Chief Financial Officer
                                          and Assistant Secretary

The date of this Notice is July 2, 1997.

                                   COHR INC.
                              21540 PLUMMER STREET
                       CHATSWORTH, CALIFORNIA 91311-4103

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 24, 1997

                            ------------------------

     Your proxy in the enclosed form is solicited by the directors of COHR Inc., a Delaware corporation (the
"Company"), for use at the annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, July 24, 1997 at 9:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or postponement of that meeting. The Annual Meeting will be held at the Sheraton Grand Hotel, 333 South Figueroa Street, Los Angeles, California. The address of the principal executive offices of the Company is indicated above.

     This Proxy Statement and the accompanying form of Proxy were mailed on or about July 2, 1997 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

VOTING AND REVOCABILITY OF PROXIES; SOLICITATION

     The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of directors nominated by management as set forth in this Proxy Statement, FOR the approval of the adoption of the 1996 Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company. A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended as to a stockholder if such stockholder executing the proxy is present at the Annual Meeting and votes in person.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Solicitation will be made primarily by mail but stockholders may be solicited by telephone, telegraph or personal contact. The directors may retain the services of a proxy-soliciting firm for soliciting proxies from those entities holding shares in street name, at a cost estimated not to exceed $4,000 plus out-of-pocket expenses.

RECORD DATE

     Stockholders of record at the close of business on June 12, 1997 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

VOTING SECURITIES; QUORUM

     The outstanding securities of the Company at June 12, 1997 consisted of 6,433,189 shares of Common Stock, $0.01 par value per share. Shares of the Company are traded on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"). Each stockholder of record at the close of business on June 12, 1997 is entitled to one vote for each share of Common Stock then held. As permitted under Delaware law, the Bylaws of the Company do not provide for cumulative voting for the election of directors.

     A majority of the shares outstanding on the record date constitutes the quorum required to transact business at the Annual Meeting. Under Delaware law, abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present shall be sufficient to elect three nominees as directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors. The affirmative vote by the holders of the majority of the Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving other matters to be acted upon at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any stockholder desiring to have a proposal included in the management proxy statement and form of proxy for the 1998 annual meeting of stockholders must submit that proposal in writing to the executive offices of the Company by March 4, 1998. The Bylaws of the Company require that such a proposal state with specificity the nature of the action sought, including the form and text of proposed resolutions, reasonable explanations of the need for the action to be taken and the age and business background and qualifications of a nominee for director. The Bylaws of the Company further provide that whether a proposal so submitted shall be presented for action at a meeting of the stockholders shall be at the sole discretion of the Board of Directors.

                           PRINCIPAL SHARE OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 30, 1997 by all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock, by each director, by the Chief Executive Officer, by each of the four most highly compensated executive officers other than the Chief Executive Officer, by one additional individual who would have been among the four most highly compensated executive officers other than the Chief Executive Officer had she been serving as an executive officer of the Company on March 31, 1997 and by all directors and such executive officers as a group. Such figures are based upon information furnished by the persons named.

                                                                         SHARES        PERCENT
                                                                      BENEFICIALLY        OF
                          BENEFICIAL OWNER(1)                           OWNED(2)       TOTAL(3)
    ----------------------------------------------------------------  ------------     --------
    Healthcare Association of Southern California...................     803,030         12.6
      515 S. Figueroa Street, Suite 1300, Los Angeles, California
      90071
    Fiduciary Trust Company International...........................     525,050          8.2
      Two World Trade Center, 96th Floor, New York, New York 10048
    The Kaufmann Fund, Inc. ........................................     497,500          7.8
      143 E. 45th Street, 43rd Floor, New York, New York 10017
    Paul Chopra.....................................................     142,500          2.2
    Lynn P. Reitnouer...............................................      12,500(4)      *
    Ronnie J. Messenger.............................................      22,500         *
    Stephen W. Gamble...............................................      11,500         *
    James D. Barber.................................................      14,500         *
    Michael I. Matsuura.............................................       7,500         *
    Frederick C. Meyer..............................................       7,500         *
    Louis A. Simpson................................................      52,500(5)      *
    Sandy D. Morford................................................      30,625         *
    David Manigault.................................................      16,125         *
    Haresh Satiani..................................................      11,250         *
    Aviva Truesdell.................................................      15,200         *
    Lisa Sokol(6)...................................................          75         *
    All directors and the above executive officers as a group (13
      persons)......................................................     344,275          5.2

---------------

 *  Less than one percent.

(1) Except as noted below, the directors and officers named in the foregoing table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. There are no family relationships among any of the directors and officers.

(2) Includes shares which may be acquired within 60 days after April 30, 1997 upon exercise of stock options as follows: Mr. Chopra, 142,500 shares; Mr. Reitnouer, 7,500 shares; Mr. Messenger, 7,500 shares; Mr. Gamble, 7,500 shares; Mr. Barber, 7,500 shares; Mr. Matsuura, 7,500 shares; Mr. Meyer, 7,500 shares; Mr. Simpson, 7,500 shares; Mr. Morford, 30,625 shares; Mr. Manigault, 16,125 shares; Mr. Satiani, 11,250 shares; Ms. Truesdell, 15,000 shares.

(3) In computing the percentage ownership of the shares beneficially owned by a person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days of April 30, 1997, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(4) Includes 1,270 shares owned by Winslow C. Reitnouer, Mr. Reitnouer's wife. Mr. Reitnouer disclaims beneficial ownership of such shares.

(5) Includes 6,000 shares held in a trust of which Mr. Simpson is the sole trustee.

(6) Ms. Sokol resigned from the Company in February 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Paul Chopra, Sandy D. Morford, David Manigault, Ronnie J. Messenger, James D. Barber, Michael I. Matsuura, Frederick C. Meyer, Lynn P. Reitnouer and Louis A. Simpson each filed his Form 5 for the fiscal year ended March 31, 1997 one day late. Stephen W. Gamble, David E. Langness and Joe Strange will each file his Form 5 for the fiscal year ended March 31, 1997 approximately two months late. David Langness, Haresh Satiani, Aviva Truesdell, Ed Gravell, Bernie Bartoszek, David Roesler and Joe Strange will file their Forms 3 approximately sixteen, seven, sixteen, five, seven, five and thirteen months late, respectively. Healthcare Association of Southern California will file a Form 4 approximately seven months late. Paul Chopra will file one Form 4 approximately six months late and one Form 4 approximately nine months late. David Manigault will file one Form 4 approximately six months late and one Form 4 approximately ten months late. Umesh Malhotra will file one Form 4 approximately six months late. Based upon a review of Forms 3, 4 and 5, and written representations of the Company's directors, executive officers and 10% stockholders as to whether Forms 5 were required to be filed by them, the Company believes that all other reports required pursuant to Section 16(a) with respect to the fiscal year ended March 31, 1997 were timely filed.

                      EXECUTIVE OFFICERS AND REMUNERATION

EXECUTIVE OFFICERS OF COHR

NAME, AGE AND PRINCIPAL OCCUPATION
DURING PREVIOUS FIVE YEARS
--------------------------------

Paul Chopra, 49
     Chairman of the Board and Chief Executive Officer of the Company since 1996; President and Chief Executive Officer of the Company (1993 to 1996); President and Chief Operating Officer of the Company (1991 to 1993); Chief Financial Officer of Healthcare Association of Southern California, a regional healthcare trade association (1985 to 1995).

Sandy D. Morford, 42
     President and Chief Operating Officer of the Company since 1996; Executive Vice President of the Company (1994-1996); Senior Vice President of the Company (1989-1994).

Umesh Malhotra, 38
     Chief Financial Officer and Assistant Secretary of the Company since 1995; Treasurer of the Company since 1996; Controller and Vice President, Finance of the Company (1991 to 1995).

David Manigault, 38
     Executive Vice President of the Company since 1995; Chief Information Officer of the Company since 1984 and Secretary of the Company since 1996; Past Chairman (since 1996) and Chairman (1995-1996) of Healthcare EDI Coalition.

David E. Langness, 47
     Senior Vice President, Communications of the Company since 1996; Vice President, Communications of Healthcare Association of Southern California (1986-1996).

Haresh S. Satiani, 42
     Senior Vice President of Operations, COHR MasterPlan since 1994; Vice President of Operations, COHR MasterPlan (1991-1994).

Aviva Truesdell, 50
     Senior Vice President of Business Services of the Company since 1991.

David Roesler, 44
     Senior Vice President of Operations, Purchase Connection of the Company since 1997; Senior Vice President, Medical/Surgical/Laboratory and Capital Equipment Programs of Purchase Connection of the Company (1996-1997); Director and Vice President of National Accounts of Eastman Kodak Company (1980-1996).

E. Bernard Bartoszek, 45
     Senior Vice President of Sales and Marketing, COHR MasterPlan since 1996; Senior Vice President of Sales and Operations, COHR MasterPlan (1995-1996); Vice President of Sales and Operations, COHR Master Plan (1995); Executive Vice President of Kinetic Biomedical Service (1992-1994).

Edward L. Gravell, 42
     Senior Vice President of Sales and Customer Service, Purchase Connection of the Company since 1995; Vice President, Medical/Surgical/Laboratory Program of Purchase Connection of the Company (1993 to 1995); Director of Laboratory Services at Little Company of Mary Hospital (1990-1993).

Joe E. Strange, 48
     Senior Vice President of Management Consulting Services of the Company since 1996; Vice President of Management Consulting Services of the Company (1993 to 1996); Director, Regulatory Consulting Services of the Company (1992 to 1993).

Lisa Sokol, 40
     Executive Vice President of the Company (1995-1997); Senior Vice President of the Company (1989-1995). Ms. Sokol resigned from the Company in February 1997.

William J. Greenhouse, 45
     Senior Vice President, Corporate Development of the Company (1992-1996). Mr. Greenhouse resigned from the Company in August 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of four non-employee directors, Stephen W. Gamble, Lynn P. Reitnouer, Louis A. Simpson and Ronnie J. Messenger. Mr. Gamble was Chairman of the Board of the Company from 1984 to 1994. Mr. Reitnouer was Chairman of the Board of the Company from 1995 to 1996. Mr. Messenger was Secretary and Treasurer of the Company from 1995 to 1996.

SUMMARY OF COMPENSATION

     The following table summarizes the compensation paid or accrued during the three most recent fiscal years to the Company's Chief Executive Officer, the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1997 on March 31, 1997 and one additional individual who would have been among the four most highly compensated executive officers other than the Chief Executive Officer had she been serving as an executive officer of the Company on March 31, 1997 and whose remuneration in all capacities to the Company exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                             -------------------------------
                                                                                   AWARDS
                                               ANNUAL COMPENSATION           ------------------
                                        ----------------------------------    NUMBER OF SHARES     PAYOUTS
                                                                 OTHER        OF COMMON STOCK     ----------
                               FISCAL                            ANNUAL      UNDERLYING OPTIONS      LTIP       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY     BONUS     COMPENSATION        GRANTED         PAYOUTS(1)   COMPENSATION
-----------------------------  ------   --------   -------    ------------   ------------------   ----------   ------------
Paul Chopra, Chairman of the     1997   $295,008   $     0      $      0            20,000         $212,254      $ 15,699(2)
  Board and Chief                1996    265,008   280,000(3)          0           230,000          168,645        12,500
  Executive Officer              1995    231,667   299,523(4)          0                 0                0        12,800
Sandy D. Morford, President
  and                            1997   $288,838   $     0      $ 34,147(5)         10,000         $      0      $ 13,735(6)
  Chief Operating Officer        1996    257,880         0             0            37,500                0        12,800
                                 1995    185,248     5,000(7)          0                 0                0        10,999
David Manigault, Executive       1997   $204,355   $     0      $ 24,562(8)         10,000         $      0      $ 11,874(9)
  Vice President and Chief       1996    142,507         0             0            27,500                0         9,443
  Information Officer            1995    120,584    20,000(7)          0                 0                0         7,753
Haresh S. Satiani, Senior        1997   $193,929   $     0      $      0                 0         $      0      $  7,623(10)
  Vice President                 1996    173,971         0             0            15,000                0         7,327
                                 1995    120,047         0             0                 0                0         5,061
Aviva Truesdell, Senior Vice     1997   $171,159   $     0      $      0                 0         $      0      $ 12,403(11)
  President                      1996    150,921         0             0            20,000                0        10,094
                                 1995    149,640         0             0                 0                0         6,877
Lisa Sokol, Executive Vice       1997   $241,521   $     0      $      0                 0         $      0      $ 26,501(13)
  President(12)                  1996    204,179         0             0            37,500                0        12,000
                                 1995    183,619     8,000(7)          0                 0                0        10,076

---------------

(1) The Executive Long-Term Incentive Plan (the "LTIP"), administered jointly with Healthcare Association of Southern California, provided that Mr. Chopra be awarded a bonus to range from $62,008 to $380,899 if actual cumulative revenues of the Company for the period commencing April 1, 1993 through March 31, 1996 reached or exceeded certain scheduled anticipated cumulative revenues. Under the LTIP, at no time could the sum of all awards paid to all participants in the LTIP be greater than 6.5% of the Company's earnings before taxes and dividends. Pursuant to the LTIP, deferred compensation expenses amounted to $80,000 and $88,645 for fiscal years 1994 and 1995, respectively. Such amounts were paid to Mr. Chopra in November 1995. An additional $212,254 was paid to Mr. Chopra in June 1996, at which time the LTIP terminated.

(2) Includes $2,699, $8,125 and $4,875 for the Company portion of term life insurance premiums, the Company contribution to the pension plan and the Company matching contribution to the 401(k) plan, respectively.

(3) Paid in fiscal 1997 for performance in fiscal 1996.

(4) Includes $297,227 paid in fiscal 1996 for performance in fiscal 1995 and a $2,296 community service bonus.

(5) Includes $24,230 for accrued vacation time, $6,451 for personal use of a Company automobile and $3,466 in payments in excess of the maximum permitted annual Company contributions to the Company's pension and 401(k) plans.

(6) Includes $935, $8,000 and $4,800 for the Company portion of term life insurance premiums, the Company contribution to the pension plan and the Company matching contribution to the 401(k) plan, respectively.

 (7) Paid in fiscal 1996 for performance in fiscal 1995.

 (8) Includes $17,307.02 for accrued vacation time and $7,254.65 for personal use of a Company automobile.

 (9) Includes $407, $7,167 and $4,300 for the Company portion of term life insurance premiums, the Company contribution to the pension plan and the Company matching contribution to the 401(k) plan, respectively.

(10) Includes $595, $3,391 and $3,637 for the Company portion of term life insurance premiums, the Company contribution to the pension plan and the Company matching contribution to the 401(k) plan, respectively.

(11) Includes $1,655, $6,743 and $4,005 for the Company portion of term life insurance premiums, the Company contribution to the pension plan and the Company matching contribution to the 401(k) plan, respectively.

(12) Ms. Sokol resigned from the Company in February 1997.

(13) Includes $667, $7292, $4,375 and $14,167 for the Company portion of term life insurance premiums, the Company contribution to the pension plan, the Company matching contribution to the 401(k) plan and a separation payment in connection with termination of Ms. Sokol's employment with the Company, respectively.

EMPLOYMENT AGREEMENT

     On January 1, 1996, Paul Chopra, the Company's then President and Chief Executive Officer, entered into a five-year employment agreement with the Company. The term of the employment agreement will automatically extend for additional two-year periods on each second anniversary of the effective date, so that at all times the term of the employment agreement is not less than three nor more than five years, unless a written notice of non-renewal is delivered by either party. The agreement is subject to earlier termination by Mr. Chopra or the Company with or without cause (as cause is defined in the employment agreement). The agreement provides for a minimum base salary of $265,000 and annual bonuses conditioned on the Company's achievement of certain performance criteria established by the Compensation Committee. The agreement also provides that during the agreement's term the Board will nominate Mr. Chopra for election to the Board by the Company's stockholders. If Mr. Chopra is terminated by the Company without cause, or Mr. Chopra terminates the agreement for cause, or if the agreement is not renewed by the Company, or Mr. Chopra elects to terminate following receipt of the Company's notice of non-renewal, or in the event of a change of control, the agreement provides that Mr. Chopra will receive as severance (i) a lump sum payment equal to three years of base salary and bonuses and (ii) employee benefits for the period ending three years following termination. Change of control is defined in the agreement as any person (other than an employee benefit plan of the Company or Healthcare Association of Southern California) becoming the holder of one-third or more of the voting power of the Company's securities, a merger or consolidation whereby the then current stockholders hold less than a majority of the voting power of the surviving entity, a complete liquidation or agreement for sale of all or substantially all of the assets of the Company or a change in the composition of the Board of Directors over any consecutive 36-month period which results in a majority of the Board being comprised of persons who were not nominated by the Board of Directors of the Company. Mr. Chopra may terminate the agreement for cause upon a material reduction of his duties, reporting relationships or authority, a reduction in compensation or benefits, a relocation of the principal executive office of the Company outside of the Southern California area or a reassignment of Mr. Chopra to a location other than the principal executive office of the Company or a failure to nominate Mr. Chopra for election to the Board of Directors of the Company. Should any excise tax be imposed under
Section 4999 of the Internal Revenue Code for "excess parachute payments" due Mr. Chopra in the event of certain changes of ownership or control of the Company, the employment agreement provides that the Company shall pay such additional compensation as is necessary to put Mr. Chopra in the same after-tax position were no such excise tax paid or incurred.

OPTIONS

     The following table sets forth information regarding grants of stock options in the fiscal year ended March 31, 1997 to the named executive officers.

                    STOCK OPTION GRANTS IN 1997 FISCAL YEAR

                                                                                               POTENTIAL
                                                 INDIVIDUAL GRANTS                            REALIZABLE
                             ----------------------------------------------------------    VALUE AT ASSUMED
                                                   % OF TOTAL                               ANNUAL RATES OF
                                                    OPTIONS                                   STOCK PRICE
                              NUMBER OF SHARES     GRANTED TO                              APPRECIATION FOR
                              OF COMMON STOCK     EMPLOYEES IN   EXERCISE                   OPTION TERM (1)
                             UNDERLYING OPTIONS   1997 FISCAL      PRICE     EXPIRATION   -------------------
           NAME                   GRANTED           YEAR (2)     PER SHARE      DATE         5%        10%
---------------------------  ------------------   ------------   ---------   ----------   --------   --------
Paul Chopra................        20,000             18.6%       $ 25.50      01/14/07   $327,025   $828,746
Sandy D. Morford...........        10,000              9.3%       $ 25.50      01/14/07   $163,513   $414,373
David Manigault............        10,000              9.3%       $ 25.50      01/14/07   $163,513   $414,373

---------------

(1) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1997, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Total number of shares subject to options granted to employees in fiscal 1997 was 107,500, which excludes options granted to non-employee directors.

     The following table sets forth information regarding the exercise of stock options by the named executive officers during the fiscal year ended March 31, 1997 and the value of unexercised options at the end of such fiscal year.

              AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR AND
                        OPTION VALUES AT MARCH 31, 1997

                                                                      NUMBER OF             VALUE OF
                                                                     UNEXERCISED           UNEXERCISED
                                                                       OPTIONS            IN-THE-MONEY
                                                                     AT MARCH 31,          OPTIONS AT
                                                                         1997           MARCH 31, 1997(1)
                                                                    --------------     -------------------
                              NUMBER OF SHARES                       EXERCISABLE/         EXERCISABLE/
           NAME             ACQUIRED ON EXERCISE   VALUE REALIZED   UNEXERCISABLE         UNEXERCISABLE
--------------------------  --------------------   --------------   --------------     -------------------
Paul Chopra...............         35,000             $444,500      142,500/72,500     $1,925,000/$805,000
Sandy D. Morford..........             --                   --       30,625/16,875     $  393,750/$131,250
David Manigault...........          7,000             $100,950       16,125/14,375     $  190,750/$ 96,250
Haresh S. Satiani.........             --                   --        11,250/3,750     $  157,500/$ 52,500
Aviva Truesdell...........             --                   --        15,000/5,000     $  210,000/$ 70,000
Lisa Sokol(2).............         37,500             $611,638                  --                      --

---------------

(1) Based on the $23 closing price of the Company's Common Stock on NASDAQ on March 31, 1997.

(2) Ms. Sokol resigned from the Company in February 1997.

                 REPORT OF THE COMPENSATION COMMITTEE REGARDING
                        OFFICER SALARIES IN FISCAL 1997

     The Compensation Committee of the Board of Directors reviews and approves base salaries, cash bonuses and other benefits payable to the Company's named executive officers and administers the Company's 1995 Stock Option Plan and will administer the 1996 Stock Option Plan if and when such plan is approved by the stockholders. The Compensation Committee is intended to be comprised of non-employee directors for the purposes of Rule 16b-3 under Section 16(b) of the Securities and Exchange Act of 1934.

     The philosophy used by the Compensation Committee in establishing compensation for executive officers, including the Chief Executive Officer, is to attract, motivate and retain qualified executives through the payment of competitive base salaries and reward contributions toward Company performance and stockholder value through annual bonuses and stock ownership.

     The Compensation Committee believes that, because the Chief Executive Officer is responsible for the overall operations of the Company, his performance and pay should be based on the Company as a whole, determined primarily by reference to the Company's operating results and net income, and his contributions to the long-term success and stockholder value of the Company. Adjustments to the Chief Executive Officer's salary are influenced accordingly. In addition, the Compensation Committee believes that stock options and ownership should be a significant aspect of the Chief Executive Officer's total compensation potential and that his annual bonus should have a quantitative component, based on such items as earnings per share and return on investment and a qualitative component based on an assessment of the CEO's leadership efforts to build the long-term economic value of the corporation, the degree of difficulty encountered by management in building long-term value posed by national and local economic conditions generally and other unforeseen circumstances, the Committee's evaluation of the CEO's skill and judgment in carrying out his assigned duties and the Company's own historic patterns of remuneration compared with competitors' practices. The Compensation Committee also considers the advice of compensation consultants.

     Salaries of executive officers, other than the Chief Executive Officer, have been established by the Chief Executive Officer within parameters discussed with the Compensation Committee and are influenced by such factors as salaries paid by similar companies for similar positions, the skills, training and experience of the individual executive officer, the availability of persons with similar abilities and historical remuneration levels. Grants of options to executive officers, other than the Chief Executive Officer, are generally based on recommendations of the Chief Executive Officer, also within the parameters discussed with the Compensation Committee.

     The companies that the Compensation Committee considers to be similar to the Company for purposes of making comparisons of competitive remuneration are principally companies in the medical equipment, supplies and services industry and other comparable companies that provide services to hospitals, hotels and other institutions.

     The Compensation Committee has traditionally taken a conservative approach to base salary increases, choosing to provide at risk incentives to executive officers primarily through the Company's stock option plans.

     Options are granted under the Company's 1995 Stock Option Plan, and will be granted under 1996 Stock Option Plan if and when such plan is approved by the stockholders, in order to give key managerial employees and non-employee members of the Company's Board of Directors a stake in the long-term success of the Company. Awards to executive officers are made from time to time within the discretion of the Compensation Committee. Factors considered by the Compensation Committee in determining the timing of grants under the plans and the number of shares subject thereto are similar to the factors considered by the Compensation Committee as described above in adjusting base salaries. Although no cash bonuses were authorized for the fiscal year ended March 31, 1997, the Compensation Committee intends to consider the grant of options under the 1996 Stock Option Plan if and when such plan is approved by the stockholders.

     The Compensation Committee has considered the potential future effects of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility by corporations of executive compensation in excess of $1 million per executive per year. The Company believes that the options previously granted under the 1995 Stock Option Plan, which constitute options for all of the shares of Common Stock reserved under the 1995 Stock Option Plan (except for shares reserved for non-discretionary grants to nonemployee directors in February 1998), qualify for a temporary exemption from Section 162(m) until the earlier to occur of 2000 or a material modification of the 1995 Stock Option Plan. The Company also believes that the options that will be granted under the 1996 Stock Option Plan will not be subject to the Section 162(m) deductibility limit. The non-equity based compensation paid to the Chief Executive Officer and the four highest paid other executive officers in fiscal 1997, and expected to be paid in fiscal 1998, does not exceed $1 million for any individual. The Compensation Committee is intended to be comprised of outside directors for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                          By the Committee:

                                          Stephen W. Gamble
                                          Ronnie J. Messenger
                                          Lynn P. Reitnouer
                                          Louis A. Simpson

                 COMPARISON OF STOCKHOLDER RETURN ON INVESTMENT

     The following graph compares the cumulative total stockholder return on a $100 investment in the Common Stock of the Company from February 16, 1996, the first day of trading of the Company's Common Stock on NASDAQ, through March 31, 1997 (the "Measurement Period") with the cumulative total return (assuming reinvestment of dividends) of a $100 investment in (i) the Russell 2000 Index, a broad equity market index, and (ii) a peer group of national outsourcing service organizations for hospitals, integrated health systems and alternate site providers believed by the Company's management to be comparable to those of the Company and consisting of those companies specified below.

                COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE
            COMPANY, THE RUSSELL 2000 INDEX AND PEER GROUP COMPANIES

        MEASUREMENT PERIOD                                                     RUSSELL 2000
      (FISCAL YEAR COVERED)              COHR INC.          PEER GROUP             INDEX
FEBRUARY 16, 1996                               100.00              100.00              100.00
YEAR ENDED MARCH 31, 1996                       120.37              102.00              102.04
YEAR ENDED MARCH 31, 1997                       170.37              102.04              107.25

Peer Group: Innoserv Technologies, Inc., Servicemaster Limited Partnership, Olsten Corporation, Transcend Services, Inc., Steris Corporation

     As used in the foregoing table the cumulative total stockholder return on the Common Stock of the Company is measured by dividing the difference between the share price at the end and the beginning of the Measurement Period by the share price at the beginning of the Measurement Period. The Company did not pay dividends during the Measurement Period.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS
NOMINEES

     Pursuant to the terms of the Certificate of Incorporation of the Company, the Board of Directors is divided into three classes. One class (Messrs. Barber, Matsuura and Meyer) holds office for a term expiring at the Annual Meeting, a second class (Messrs. Gamble, Messenger and Simpson) holds office for a term expiring at the annual meeting of stockholders to be held in 1998 and a third class (Messrs. Chopra and Reitnouer) holds office for a term expiring at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders of the Company, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. It is intended that the proxies received will be voted for election of Messrs. Barber, Matsuura and Meyer unless authority is withheld, reserving however full discretion to vote such proxies for another person if any nominee is unable or unwilling to serve, an event that is not anticipated. Each of the three directors elected at the Annual Meeting shall hold office until the 2000 annual meeting and until his successor is elected and qualified.

CURRENT BOARD OF DIRECTORS

                          NAME, AGE, PRINCIPAL OCCUPATION                             DIRECTOR
                DURING PREVIOUS FIVE YEARS AND CERTAIN DIRECTORSHIPS                   SINCE
------------------------------------------------------------------------------------  --------
Paul Chopra, 49                                                                         1984
     Chairman of the Board and Chief Executive Officer of the Company since 1996;
     President and Chief Executive Officer of the Company (1993 to 1996); President
     and Chief Operating Officer of the Company (1991 to 1993); Chief Financial
     Officer of Healthcare Association of Southern California, a regional healthcare trade association (1985 to 1995).
Lynn P. Reitnouer, 64                                                                   1985
     Chairman of the Board of the Company (1995-1996); partner, Crowell, Weedon &
     Co., an investment banking firm, since 1969; Director of Hollywood Park, Inc.;
     Governor of the National Association of Securities Dealers, Inc. (1986 to
     1988); President (since 1985) and Director (since 1975) of Forest Memorial Park
     Association, a privately held company.
Ronnie J. Messenger, 52                                                                 1984
     Retired; Secretary and Treasurer of the Company (1995-1996); Director,
     President and Chief Executive Officer (1992-1997) and President and Chief
     Operating Officer (1984 to 1992) of Paracelsus Healthcare Corporation, an owner and operator of hospitals and healthcare systems.
Stephen W. Gamble, 67                                                                   1984
     Chairman of the Board of the Company (1984 to 1994); Chief Executive Officer of
     Healthcare Association of Southern California (1977 to 1994).
James D. Barber, 42                                                                     1990
     President and Chief Executive Officer since 1994 and Executive Vice President and Chief Operating Officer of Healthcare Association of Southern California
     (1989 to 1994).
Michael I. Matsuura, 62                                                                 1993
     Executive Vice President, Treasurer and Director of Saint Francis Healthcare
     System of Hawaii from 1994 until June 1997, at which time Mr. Matsuura became a consultant to Saint Francis Healthcare System of Hawaii; President of Saint
     Francis Healthcare Enterprises, Inc. since 1990; President of Medical Shared
     Services of Hawaii, a regional purchasing group, since 1988.
Frederick C. Meyer, 57                                                                  1988
     President and Chief Executive Officer (since 1995) and Chief Operating Officer
     (1992 to 1995) of Southern California Healthcare Systems, an owner and operator of hospitals, medical groups and ancillary services; President and Chief
     Executive Officer of Methodist Hospital of Southern California (1985 to 1992).

                          NAME, AGE, PRINCIPAL OCCUPATION                             DIRECTOR
                DURING PREVIOUS FIVE YEARS AND CERTAIN DIRECTORSHIPS                   SINCE
------------------------------------------------------------------------------------  --------
Louis A. Simpson, 60................................................................    1995
     President and Chief Executive Officer, Capital Operations (since 1993) of GEICO
     Corporation and Vice Chairman of the Board (1985 to 1993) of GEICO Corporation;
     Director of Potomac Electric Power Company, Salomon Inc., Pacific American
     Income Shares, Thompson PBE and Western Asset Trust, Inc.

MEETINGS OF DIRECTORS

     There were seven meetings of the directors during the fiscal year ended March 31, 1997.

COMMITTEE MEETINGS

     The Company's Compensation Committee had two meetings during the fiscal year ended March 31, 1997. The principal functions of this committee are to review the performance of the Chief Executive Officer of the Company and recommend to the Board of Directors of the Company annual salary and bonus amounts for the Chief Executive Officer. The Compensation Committee also administers the Company's 1995 Stock Option Plan and will administer the Company's 1996 Stock Option Plan if and when such plan is approved by the stockholders. Messrs. Messenger, Reitnouer, Gamble and Simpson constitute the membership of the Compensation Committee.

     The Company's Audit Committee had one meeting during the fiscal year ended March 31, 1997. This committee makes recommendations to the Board of Directors of the Company with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports and reviews the performance of overall accounting and financial controls of the Company. The members of the Audit Committee are Messrs. Barber, Matsuura and Meyer.

     The Company does not have a nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Healthcare Association of Southern California, ("HASC") is a regional trade association comprised of hospitals, integrated health systems, nursing homes and medical groups. HASC owned approximately 12.6% of the Company's Common Stock as of April 30, 1997. The member organizations of HASC have been substantial consumers of the Company's products and services, accounting for approximately 24% of the Company's consolidated gross revenues for fiscal 1997. HASC and the Company have shared administrative services since 1976 and shared corporate offices from 1976 until September 1996. In anticipation of the Company moving its corporate office and certain operations to separate facilities in September 1996, HASC and the Company entered into a three-year administrative services agreement, terminable on ninety days' notice. This agreement provides that HASC will pay the Company a fee for specified administrative services to be provided by the Company, including accounting and financing, human resources and certain office services support. This fee is subject to annual adjustment by the cost of living index. In fiscal 1997, this fee was $311,000.

     Mr. Barber, a director of the Company and a member of the Audit Committee, is the President and Chief Executive Officer and a director of HASC.

     Three of the Company's directors are or were executive officers of entities which own or control customers of the Company's services. Mr. Meyer is the President and Chief Executive Officer of Southern California Healthcare Systems, which has five affiliated hospitals and two skilled nursing facilities and conducts related healthcare activities. Mr. Matsuura was the Executive Vice President of Saint Francis Healthcare System of Hawaii until June 1997, at which time he became a consultant to that company. Mr. Messenger retired in April 1997 from his position as President and Chief Executive Officer of Paracelsus Healthcare Corporation, which owns and operates 21 acute care hospitals and four skilled nursing facilities hospitals. The transactions of the Company with the organizations with which these directors are (or were) affiliated are on the same terms and conditions as those the Company makes available to its other customers.

     Mr. Reitnouer is a partner of Crowell, Weedon & Co., an investment banking firm, which performed services for the Company during the fiscal year ended March 31, 1997. The amount of compensation received by Crowell, Weedon & Co. for such services did not exceed five percent of its consolidated gross revenues for its last full fiscal year.

DIRECTORS' COMPENSATION

     The Company pays an annual fee of $12,000 to its directors who are not employees or officers of the Company. Directors who are employees or officers of the Company are not paid directors fees. Mr. Reitnouer received $18,000 for serving as the Chairman of the Board from April 1996 to October 1996. Mr. Chopra does not receive a fee for serving as Chairman of the Board. The Company also reimburses directors for expenses incurred in connection with their activities on behalf of the Company. In addition, each non-employee director receives $1,000 for attending each meeting of the Board of Directors or a committee thereof not held on the day of a Board of Directors meeting. Directors also participated in the 1995 Stock Option Plan of the Company and will be entitled to participate in the 1996 Stock Option Plan if and when such plan is approved by the stockholders. Each non-employee director was granted an option under the 1995 Stock Option Plan to purchase 2,500 shares of Common Stock on the first anniversary date, and will be granted an option under the 1995 Stock Option Plan to purchase 2,500 shares of Common Stock on the second anniversary date, of the effective date of the Company's initial public offering (February 22, 1996) provided that each nonemployee director continues to serve on the Board at the time of grant. Such options have vested or will vest immediately upon the date of grant.

     During the 1997 fiscal year, Stephen W. Gamble performed consulting services for the Company from time to time. Such services included introductions to potential customers, customer relations and assistance in selecting media placements for the Company's communications. The aggregate remuneration paid to Mr. Gamble in fiscal 1997 was $28,520.

VOTING; RECOMMENDATION OF BOARD OF DIRECTORS

     As permitted by Delaware law, the Bylaws of the Company provide that no stockholder may cumulate votes, that is, cast for any one or more candidates a number of votes greater than the number of the stockholder's shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH
HEREIN.

                                 PROPOSAL TWO:

                            APPROVAL OF ADOPTION OF
                             1996 STOCK OPTION PLAN

     In October 1996, the Board of Directors of the Company adopted the 1996 Stock Option Plan subject to approval of the Company's stockholders. The Board of Directors subsequently approved an amendment and restatement of the 1996 Stock Option Plan (as so amended and restated, the "1996 Plan") in June 1997, subject to stockholder approval.

     The 1996 Plan is designed to provide an incentive for key employees and nonemployee directors to further the growth, development and financial success of the Company and to enable the Company to attract and retain the services of key employees and nonemployee directors. Accordingly, key employees and nonemployee directors of the Company will have the opportunity to acquire a meaningful equity interest in the Company through their participation in the 1996 Plan.

SUMMARY OF THE 1996 PLAN

     The principal terms and provision of the 1996 Plan are summarized below. As a summary, the description below is not a complete description of all of the terms of the 1996 Plan and is qualified in its entirety by reference to the full text of the 1996 Plan, which is appended as Exhibit A to this Proxy Statement.

     Administration. The Compensation Committee of the Board of Directors of the Company will serve as the administrator of the 1996 Plan. The Compensation Committee has the authority to determine who shall receive grants under the 1996 Plan, the number of shares that will be subject to each option granted and the terms and conditions of each option. The Compensation Committee also has discretion to interpret the 1996 Plan, the options granted under the 1996 Plan and the agreements pursuant to which options are granted or awarded, as well as to adopt rules for the administration, interpretation and application of the 1996 Plan and to interpret, amend or revoke any such rules. The Board of Directors may at any time exercise any and all rights and duties of the Compensation Committee under the 1996 Plan.

     Number of Shares. Subject to adjustment as described below, the number of shares of common stock which may be issued upon exercise of options granted under the 1996 Plan is 300,000 and the maximum number of shares of common stock for which options may be granted to a participant in any calendar year is 100,000. If any option expires or is cancelled without having been fully exercised, the number of shares subject to such option but as to which such option was not exercised prior to its expiration or cancellation will be available for subsequent grant under the 1996 Plan.

     Eligibility. Officers and other managerial employees selected by the Compensation Committee and nonemployee directors of the Company are eligible to be granted options under the 1996 Plan. As of June 1, 1997, 11 officers, 22 managerial employees and 7 nonemployee directors would be eligible to participate in the 1996 Plan.

     Terms of Options. The Compensation Committee will determine the price per share of the shares subject to each option, but such price cannot in any event be less than the stated par value, if any, of a share of common stock and cannot be less than the fair market value of a share of common stock as of the date the option is granted. The price per share of the shares subject to each option granted to a nonemployee director shall be equal to the fair market value of a share of common stock as of the date the option is granted. Subject to earlier termination as described below, the term of an option shall be ten years from the grant date.

     Each option granted to a nonemployee director is 100% vested upon grant. Each option granted to an officer or other managerial employee is 25% vested upon the grant, 50% vested on the first anniversary of the grant date, 75% vested on the second anniversary of the grant date and 100% vested on the third anniversary of the grant date. The Compensation Committee has discretion to provide for different vesting arrangements upon grant of an option or to accelerate the vesting period at any time after grant. In the event of an underwritten public offering of the common stock of the Company or by a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the

Company on or after January 1, 1997, each grantee of an option who is an officer or other managerial employee will automatically become 50% vested in the nonvested portion of the option. In such event, the nonvested portion of the options subject to this automatic vesting provision will continue to vest according to schedules depending on when the underwritten public offering occurs, but in all cases with vesting to be completed by the third anniversary of the grant date of the option.

     Options may be exercised by the payment of the exercise price in cash or, at the discretion of the Compensation Committee, the delivery or surrender of shares of common stock or other property. At the discretion of the Compensation Committee, the terms of an option may allow a delay in payment of up to thirty days from the date of exercise of the option. The Compensation Committee may impose other terms and conditions on the grant of options as it deems appropriate.

     Notwithstanding any other provision of the 1996 Plan, no option is exercisable by any grantee who is then subject to Section 16 of the Securities Exchange Act of 1934 within six months after the grant date of the option unless the Board of Directors, or the Compensation Committee if it is then composed solely of two or more Nonemployee Directors as described in Rule 16b-3 under
Section 16(b) of the Exchange Act, approved the grant of such Option in advance or unless the grant of such option was approved in advance or subsequently ratified by the Company's stockholders not later than the date of the next annual meeting of the Company's stockholders.

     Transferability. Options may not be transferred other than by will or the laws of descent and distribution.

     Termination of Service. If an employee grantee dies while an option is exercisable under the terms of the 1996 Plan, the grantee's beneficiary may exercise the option within twelve months after the grantee's death to the extent that the grantee could have done so immediately preceding his death, but not later than ten years from the date of grant. If an employee grantee's employment terminates due to his permanent and total disability, the grantee may exercise the option within twelve months of termination to the extent the option was exercisable on the date of termination, but not later than ten years from the date of grant. If an employee grantee's employment terminates for any other reason, the grantee may exercise the option within three months of termination to the extent the option was exercisable on the date of termination, but not later than ten years from the date of grant. The Compensation Committee has the discretion to permit longer exercise periods in the event of termination of a grantee's employment. The Compensation Committee also has the discretion to consent to the exercise of an option, or portion of an option, that was unexercisable upon termination of the grantee's employment in the event that the grantee's employment terminates due to the grantee's normal retirement, disability, death or early retirement or any other reason. Grantees who are nonemployee directors may exercise an option while the grantee is serving on the Board of Directors. If a nonemployee director grantee's service as a director terminates then, unless such termination is due to the grantee's resignation, the grantee may exercise the option within ninety days following the date the grantee ceases to be a director, but not later than ten years from the date of grant.

     Adjustments. In the event of changes or exchanges of the Company's common stock for cash or a different number or kind of shares or other securities of the Company or another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Compensation Committee will make appropriate adjustments in the number and kind of shares for the purchase of which options may be granted or be exercisable, with corresponding adjustments in price if appropriate. In the event of a spin-off or other substantial distribution of assets of the Company which has a material diminutive effect on the fair market value of the Company's common stock, the Compensation Committee may in its discretion make an appropriate and equitable adjustment to an option exercise price to reflect such decrease.

     Amendment and Termination. The Board of Directors may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required under the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities. Without a grantee's consent, no amendment may change a grantee's rights or obligations with respect to options granted prior to the amendment.

     Changes in Control. In the event of a Change of Control, then all granted options will immediately vest. A "Change of Control" is deemed to occur in the event of certain acquisitions of 40% or more of the Company's outstanding common stock, certain mergers which result in the Company's stockholders owning less than 60% of the surviving corporation, a sale of all or substantially all of the Company's assets or certain changes of a majority of the directors of the Company.

     Approval by Stockholders. The 1996 Plan is required to be submitted to the Company's stockholders for approval within twelve months after the Board of Directors' adoption of the 1996 Plan on June 17, 1997. If the stockholders of the Company do not approve the 1996 Plan, no option grants will be made under the 1996 Plan.

TAX ASPECTS OF THE 1996 PLAN

     Tax Consequences to Grantees. The options granted under the 1996 Plan are not intended to be incentive stock options. No taxable income is recognized by a grantee upon the grant of an option under the 1996 Plan. The grantee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the grantee will be required to satisfy the tax withholding requirements applicable to such income.

     Tax Consequences to the Company. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the grantee with respect to the exercised option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the grantee.

     Withholding. The Company is required to withhold income taxes with respect to income received upon the exercise of an option. With the approval of the Compensation Committee and subject to the conditions specified in the 1996 Plan, a grantee may elect to have the Company retain upon option exercise shares sufficient to satisfy such grantee's obligations with respect to the option exercise.

     Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, the Company cannot claim a federal corporate tax income deduction on compensation paid to the person who is its chief executive officer on the last day of the year or any of its four other most-highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as stockholder approved "performance-based" compensation. The Company anticipates that any compensation deemed paid by it in connection with exercises of options granted under the 1996 Plan will qualify as performance-based compensation for purposes of Code Section 162(m). Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). If the exercisability of an option has been accelerated in connection with a Change of Control, a portion of the excess of market value of the common stock on the date an option is exercised over the exercise price of the option (the "spread"), may not be deductible by the Company and may result in the grantee becoming subject to a 20% excise tax on a portion of the spread.

AWARDS UNDER THE 1996 PLAN

     Awards under the 1996 Plan are made at the discretion of the Committee. No awards have been made under the 1996 Plan and future awards have not yet been determined.

     On June 19, 1997, the closing price of the Company's stock on the Nasdaq National Market was $16.75 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 1996 OPTION PLAN.

                                PROPOSAL THREE:

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1998.

     A representative of Deloitte & Touche LLP is expected to attend the annual meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

                                 OTHER MATTERS

     The directors know of no other matters to be presented for action at the Annual Meeting. As to any matter which may properly come before the Annual Meeting, the proxies confer discretionary authority on the persons named therein and those persons will vote their proxy in accordance with their best judgment with respect thereto.

                                          By Order of the Directors

                                          /s/ UMESH MALHOTRA

                                          Umesh Malhotra
                                          Chief Financial Officer and Assistant
                                          Secretary

July 2, 1997
Chatsworth, California

                                   EXHIBIT A

                             1996 STOCK OPTION PLAN

                                       OF

                                   COHR INC.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----

                                        ARTICLE I.
                                       DEFINITIONS

Section 1.1   General..................................................................   A-1

                                        ARTICLE II.
                                  SHARES SUBJECT TO PLAN

Section 2.1   Shares Subject to Plan...................................................   A-2
Section 2.2   Unexercised Options and Other Rights.....................................   A-3
Section 2.3   Effect of Certain Exercises..............................................   A-3

                                        ARTICLE III.
                                    GRANTING OF OPTIONS

Section 3.1   Key Employee Eligibility.................................................   A-3
Section 3.2   Nonemployee Director Eligibility.........................................   A-3

                                        ARTICLE IV.
                                     TERMS OF OPTIONS

Section 4.1   Option Agreement.........................................................   A-4
Section 4.2   Option Price.............................................................   A-4
Section 4.3   Option Term..............................................................   A-4
Section 4.4   Option Vesting...........................................................   A-4

                                        ARTICLE V.
                                   EXERCISE OF OPTIONS

Section 5.1   Exercise Rights..........................................................   A-5
Section 5.2   Partial Exercise.........................................................   A-6
Section 5.3   Manner of Exercise.......................................................   A-6
Section 5.4   Transfer of Shares to an Employee........................................   A-6
Section 5.5   Certain Timing Requirements..............................................   A-6
Section 5.6   Conditions to Issuance of Stock Certificates.............................   A-7
Section 5.7   Rights as Stockholders...................................................   A-7

                                        ARTICLE VI.
                                      ADMINISTRATION

Section 6.1   Compensation Committee...................................................   A-7
Section 6.2   Duties and Powers of Committee...........................................   A-7
Section 6.3   Actions by the Committee.................................................   A-7
Section 6.4   Compensation; Professional Assistance; Good Faith Actions................   A-7
Section 6.5   No Liability.............................................................   A-8
Section 6.6   Indemnification..........................................................   A-8

                                                                                         PAGE
                                                                                         ----
ARTICLE VII.
MISCELLANEOUS PROVISIONS
Section 7.1   Not Transferable.........................................................   A-8
Section 7.2   Amendment or Termination of this Plan....................................   A-8
Section 7.3   Changes in Common Stock or Assets of the Company.........................   A-8
Section 7.4   Change in Control........................................................   A-9
Section 7.5   Approval of Plan by Stockholders.........................................   A-9
Section 7.6   Tax Withholding..........................................................  A-10
Section 7.7   Limitations Applicable to Section 16 Persons.............................  A-10
Section 7.8   Effect of Plan Upon Options and Compensation Plans.......................  A-10
Section 7.9   Non-qualified Stock Options..............................................  A-11
Section 7.10  Compliance with Laws.....................................................  A-11
Section 7.11  Titles...................................................................  A-11
Section 7.12  Governing Law............................................................  A-11
Section 7.13  Severability.............................................................  A-11

                      1996 STOCK OPTION PLAN OF COHR INC.

     The 1996 Stock Option Plan of COHR Inc. (the "Plan"), as established by COHR Inc., a Delaware corporation (the "Company"), effective October 14, 1996, is hereby amended and restated as set forth herein effective June 17, 1997.

     The purposes of this Plan are as follows:

          (a) To provide an additional incentive for officers and eligible managerial employees ("Key Employees") and nonemployee members of the Company's Board of Directors ("Nonemployee Directors") to further the growth, development and financial success of the Company by personally benefitting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

          (b) To enable the Company to obtain and retain the services of Key Employees and Nonemployee Directors considered essential to the long-range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

     "Affiliate" shall have the same meaning as in Rule 12b-2 of the Exchange
Act.

     "Beneficiary" shall mean the person or persons properly designated by the Optionee, including the Optionee's spouse or heirs at law, to exercise such Optionee's rights under this Plan in the event of the Optionee's death, or if the Optionee has not designated such person or persons, or such person or persons shall all have predeceased the Optionee, the executor or administrator of the Optionee's estate. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with rules established by the Committee and shall be effective upon delivery to the Committee.

     "Board" shall mean the Board of Directors of the Company.

     "Bylaws" shall mean the Bylaws of the Company, as amended from time to time.

     "Change of Control" shall be defined at Section 7.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

     "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 6.1 and the Bylaws of the Company.

     "Common Stock" shall mean the common stock of the Company.

     "Company" shall mean COHR Inc., a Delaware corporation, and any successor corporation thereto, whether by reorganization, merger, consolidation or otherwise.

     "Director" shall mean a member of the Board.

     "Effective Date" shall mean June 17, 1997.

     "Employee" shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

     "Expiration Date" shall mean the last day of the term of an Option as established in Section 4.3.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of a share of Common Stock as of a given date shall mean:

          (i) if the Common Stock is listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

          (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

          (iii) if the Common Stock is not listed for trading on a national securities exchange and is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the Common Stock as determined in good faith by the Committee.

     "Key Employee" shall mean any officer or other managerial Employee, as designated from time to time by the Committee.

     "Nonemployee Director" shall mean a member of the Board who is not an Employee of the Company.

     "Option" shall mean a stock option granted pursuant to this Plan.

     "Optionee" shall mean a Participant.

     "Participant" shall mean a person who has been granted an Option pursuant to this Plan.

     "Plan" shall mean this 1996 Stock Option Plan of COHR Inc.

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

     "Subsidiary" shall mean a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock.

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, permanent and total disability or retirement; but excluding
(i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company and (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship that do not exceed one (1) year. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                  ARTICLE II.

                             SHARES SUBJECT TO PLAN

     SECTION 2.1 Shares Subject to Plan. The shares subject to Options shall be Common Stock, initially shares of the Company's common stock, no par value per share, as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such options shall not exceed 300,000 shares. The number of shares for which Options may be granted to any Participant in any calendar year shall not exceed 100,000. Such total numbers of shares specified in the prior two sentences shall be adjusted in accordance with the provisions of Section 7.3. The shares of Common Stock issuable upon exercise or grant of an Option may be either previously authorized but unissued shares or issued shares which have been repurchased by the Company.

     SECTION 2.2 Unexercised Options and Other Rights. If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation shall not be charged against the maximum number of shares of Common Stock that may be issued under this Plan.

     SECTION 2.3 Effect of Certain Exercises. If any shares of Common Stock issuable pursuant to any Option are surrendered to the Company as payment for the exercise price of said Option, the number of shares of Common Stock issuable but so surrendered shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan. In the event the Company withholds shares of Common Stock for tax withholding purposes pursuant to
Section 7.6 hereof, the number of shares that would have been issuable but that are withheld pursuant to the provisions of Section 7.6 shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan.

                                  ARTICLE III.

                              GRANTING OF OPTIONS

     SECTION 3.1  Key Employee Eligibility.

          (a) Key Employees selected by the Committee, in its absolute discretion, shall be eligible to be granted one or more Options under the Plan. The Committee shall from time to time, in its absolute discretion:

             (i) Determine which Employees are Key Employees and, from the Key Employees, which Key Employees shall be granted Options under the Plan.

             (ii) Determine the number of shares to be subject to each such Option granted to eligible Key Employees; and

             (iii) Determine the terms and conditions of each such Option, consistent with this Plan.

          (b) Following the determination of the award to be granted to an eligible Key Employee, the Committee shall instruct the Secretary of the Company to issue the Option to such Key Employee and may impose such conditions on the grant of the Option as it deems appropriate.

     SECTION 3.2  Nonemployee Director Eligibility.

          (a) Nonemployee Directors selected by the Committee, in its absolute discretion, shall be eligible to be granted one or more Options under the Plan. The Committee shall, from time to time, in its absolute discretion:

             (i) Determine which Nonemployee Directors, including Nonemployee Directors serving on the Board on the date this Plan is adopted and Nonemployee Directors thereafter elected to the Board, shall be granted Options under the Plan;

             (ii) Determine the number of shares to be subject to each such Option granted to eligible Nonemployee Directors; and

             (iii) Determine the terms and conditions of each such Option, consistent with this Plan.

          (b) Following the determination of the award to be granted to an eligible Nonemployee Director, the Committee shall instruct the Secretary of the Company to issue the Option to such Nonemployee Director and may impose such conditions on the grant of the Option as it deems appropriate.

                                  ARTICLE IV.

                                TERMS OF OPTIONS

     SECTION 4.1 Option Agreement. Each Option shall be evidenced by a written stock option agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain the Option exercise price, the terms for payment of the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the terms of the vesting schedule by which the Participant's rights under the Option become nonforfeitable and such other terms and conditions as the Committee determines appropriate, consistent with this Plan.

     SECTION 4.2  Option Price.

          (a) Except as provided at Subsection (b), the price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the stated par value of a share of Common Stock, if any, and shall in all cases be no less than the Fair Market Value of a share of Common Stock as of the date the Option is granted.

          (b) The price per share of the shares subject to each Option granted to Nonemployee Directors pursuant to Section 3.2(a) shall in each case be equal to the Fair Market Value of a share of Common Stock as of the date the Option is granted.

     SECTION 4.3 Option Term. Subject to earlier termination as provided herein, the term of an Option shall be ten (10) years from the date the Option is granted. The last day of the term of the Option shall be the Option's Expiration Date.

     SECTION 4.4  Option Vesting.

          (a) For each Optionee who is a Nonemployee Director, unless otherwise determined by the Committee, the Optionee's right to exercise an Option shall at all times be 100% vested.

          (b) For each Optionee who is a Key Employee, unless otherwise determined by the Committee, the Optionee's right to exercise an Option shall be immediately and automatically 25% vested upon the grant of the Option and thereafter shall become vested in accordance with the following schedule:

                               ANNIVERSARY OF
                             DATE OPTION GRANTED               PERCENTAGE VESTED
                ---------------------------------------------  -----------------
                First Anniversary............................          50%
                Second Anniversary...........................          75%
                Third Anniversary............................         100%

     An Optionee may not exercise any part of an Option which is not vested. At any time after the grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it determines appropriate, accelerate the period during which an Option vests hereunder.

          (c) Notwithstanding Subsection (b), in the event of an underwritten public offering of Common Stock by the Company or by an Affiliate of the Company on or after January 1, 1997, each Optionee who is a Key Employee shall automatically become 50% vested in the nonvested portion of the Option awarded to such Optionee, determined as of the date of the underwritten public offering. In such event, the nonvested portion of the Option awarded to an Optionee, after application of this Subsection (c), shall thereafter become vested as follows:

             (i) If the underwritten public offering occurs prior to the first anniversary of the date the Option is granted, then:

                               ANNIVERSARY OF
                             DATE OPTION GRANTED               PERCENTAGE VESTED
                ---------------------------------------------  -----------------
                First Anniversary............................          33%
                Second Anniversary...........................          66%
                Third Anniversary............................         100%

             (ii) If the underwritten public offering occurs after the first anniversary but prior to the second anniversary of the date the Option is granted, then:

                               ANNIVERSARY OF
                             DATE OPTION GRANTED               PERCENTAGE VESTED
                ---------------------------------------------  -----------------
                Second Anniversary...........................          50%
                Third Anniversary............................         100%

             (iii) If the underwritten public offering occurs after the second anniversary but prior to the third anniversary of the date the Option is granted, then:

                               ANNIVERSARY OF
                             DATE OPTION GRANTED               PERCENTAGE VESTED
                ---------------------------------------------  -----------------
                Third Anniversary............................         100%

          (d) Notwithstanding Subsection (b), in the event of a Change in Control, each Optionee who is a Key Employee shall automatically become 100% vested in the Option awarded to such Optionee even if the Change of Control shall occur prior to the third anniversary of the date an Option is granted to the Optionee.

          (e) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable; provided, however, that provision may be made that such Option shall become exercisable, with the consent of the Committee, in the event of a Termination of Employment because of the Optionee's normal retirement or permanent and total disability (each as determined by the Committee in accordance with Company policies), death or early retirement or any other reason permitted by the Committee.

          (f) Anything in this Section 4.4 to the contrary notwithstanding, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act (a "Section 16 Person") within the period ending six
     (6) months after the date the Option is granted. This Subsection (f) shall not apply to the exercise of any Option by an Optionee if the grant of such Option to the Optionee was approved in advance by the Board or, if the Committee is then composed solely of two or more Nonemployee Directors as described in Rule 16b-3 in respect of the exemption of grants to Section 16 Persons from potential liability under Section 16(b) of the Exchange Act, by the Committee, or was approved in advance or subsequently ratified not later than the date of the next annual meeting of the Company's stockholders, by the stockholders.

                                   ARTICLE V.

                              EXERCISE OF OPTIONS

     SECTION 5.1  Exercise Rights.

          (a) Subject to the restrictions on exercise of any part of an Option which is nonvested, as provided for at Section 4.4, for those Participants who are Key Employees, an Option shall be exercisable by an Optionee while the Optionee is an Employee. Unless otherwise permitted by the Committee, following an Optionee's Termination of Employment, an Option may be exercised only in accordance with the following:

             (i) If the Optionee dies while an Option is exercisable under the terms of this Plan, the Optionee's Beneficiary may exercise such rights, to the extent the Optionee could have done so immediately preceding his death, within twelve (12) months after the Optionee's death, but not later than the Option's Expiration Date.

             (ii) If the Optionee's employment is terminated due to his permanent and total disability, as determined by the Committee, the Optionee may exercise his Option, to the extent exercisable as of his Termination of Employment, within twelve (12) months after termination, but not later than the Option's Expiration Date.

             (iii) If the Optionee's employment is terminated for any reason other than those set forth in Paragraph (i) or (ii) above, the Optionee may exercise his Option, to the extent exercisable as of his Termination of Employment, within three (3) months after Termination of Employment, but not later than the Option's Expiration Date.

          Notwithstanding the foregoing, with the consent of the Committee, provision may be made that an Option shall become exercisable to the extent provided in Section 4.4(e).

          (b) For those Participants who are Nonemployee Directors, an Option shall be exercisable by an Optionee while the Optionee is serving as a member of the Board. If the Optionee's service as a member of the Board terminates, then unless such termination is due to the Optionee's resignation as a member of the Board, the Optionee may exercise his Option within ninety (90) days following the date the Optionee ceases to be a member of the Board, but not later than the Option's Expiration Date.

     SECTION 5.2 Partial Exercise. Any exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares.

     SECTION 5.3 Manner of Exercise. All or a portion of any exercisable Option shall be deemed exercised upon:

          (a) Delivery of all of the following to the Secretary of the Company or his office:

             (i) A written notice complying with the applicable rules established by the Committee or the Company stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option;

             (ii) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and

             (iii) In the event that the Option shall be exercised pursuant to
        Section 5.1(a)(i) by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

          (b) Full cash payment to the Secretary of the Company for the exercise price of the shares being purchased under the Option. However, at the discretion of the Committee, the terms of the Option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised, (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionees, (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option; or (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration.

     SECTION 5.4 Transfer of Shares to an Employee. As soon as practicable after receipt by the Company, pursuant to Section 5.3(b), of full cash payment for the shares with respect to which an Option, or portion thereof, is exercised by an Optionee, with respect to each such exercise, the Company shall transfer to the Optionee the number of shares equal to the result of dividing:

          (a) The amount of the payment made by the Optionee to the Company pursuant to Section 5.3(b) by

          (b) The price per share of the shares subject to the Option as determined pursuant to Section 4.2.

     SECTION 5.5 Certain Timing Requirements. At the discretion of the Committee, shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise only during such periods in which trading of the Company

Common Stock is permitted for Employees of the Company under Company policy as in effect from time to time.

     SECTION 5.6 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or to deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

          (c) Obtaining any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     SECTION 5.7 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                  ARTICLE VI.

                                 ADMINISTRATION

     SECTION 6.1 Compensation Committee. The Compensation Committee shall consist of two or more Directors appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     SECTION 6.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan, the Options, and the agreements pursuant to which the Options are granted or awarded, and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan.

     SECTION 6.3 Actions by the Committee. The Committee shall act with the unanimous consent of its members in attendance at a meeting, or to the extent permitted by law and the Bylaws, by telephonic meeting, or by a memorandum or other written instrument signed by all members of the Committee.

     SECTION 6.4  Compensation; Professional Assistance; Good Faith
Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, or any award made hereunder, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

     SECTION 6.5 No Liability. No member of the Board or the Committee, or Director, officer or employee of the Company shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

     SECTION 6.6 Indemnification. To the fullest extent permitted by law, each of the members of the Board and the Committee and each of the Directors, officers and employees of the Company shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution; provided, however, that an Optionee may designate a Beneficiary to exercise his Option under this Plan after the Optionee's death. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution. An Option shall be exercised during the Optionee's lifetime only by the Optionee or his guardian or legal representative.

     SECTION 7.2 Amendment or Termination of this Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required under the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted or awarded. No Option may be granted or awarded during any period after termination of this Plan.

     SECTION 7.3  Changes in Common Stock or Assets of the Company.

          (a) In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitation in Section 2.1 on the maximum number and the maximum number of shares subject to Options that may be granted to any Participant in any calendar year and the kind of shares which may be issued.

          (b) In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable and an appropriate and equitable adjustment to the Option exercise price of all outstanding Options. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option may include a necessary or appropriate corresponding adjustment in the option exercise price, but shall be made without change in the total price applicable to the Option, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding off of share quantities or prices).

          (c) In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effective upon the Fair Market Value of the Company's Common Stock, the Committee may in its discretion make an appropriate and equitable adjustment to the Option exercise price to reflect such diminution.

     SECTION 7.4 Change in Control. In the event of a Change in Control, the terms of an Option shall provide that all granted or awarded Options will immediately vest in the Optionee, and such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section
4.4 or (ii) the provisions of such Option. For purposes of this Section 7.4 and this Plan in general, the term "Change in Control" shall mean any one or more of the following:

          (i) the acquisition or holding by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (other than by the Company, any Subsidiary or any employee benefit plan of the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either the then-outstanding Common Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors ("Voting Power"); except that no such person, entity or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary; provided, however, that no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common stock and the voting power of such corporation are then-beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Common Stock and voting securities of the Company immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Common Stock or the Voting Power of the Company, as the case may be; or

          (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company's stockholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act)) shall be deemed to be members of the Incumbent Board; or

          (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Common Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding common stock and the voting power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

     SECTION 7.5 Approval of Plan by Stockholders. This Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the Effective Date. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under this Plan shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3.

     SECTION 7.6  Tax Withholding.

     (i) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an Option or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (a) that the Optionee remit an amount in cash sufficient to satisfy all federal, state and local tax withholding requirements related thereto ("Required Withholding"), (b) the withholding of such Required Withholding from compensation otherwise due to the Optionee, or (c) any combination of the foregoing.

     (ii) Subject to the following subsection, and if and to the extent permitted by the Committee, an Optionee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Common Stock otherwise deliverable to such Optionee upon the exercise of an Option (a "Taxable Event") having a Fair Market Value equal to (a) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (b) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Optionee's tax liability with respect to the Taxable Event.

     (iii) Each Share Withholding election shall be subject to the following conditions:

          (a) the Optionee's election shall be subject to the Committee's discretion to revoke the Optionee's right to elect Share Withholding at any time before the Optionee's election if the Committee has reserved the right to do so in the option agreement;

          (b) the Optionee's election must be made before the date on which the amount of tax to be withheld is determined; and

          (c) the Optionee's election shall be irrevocable.

     The Committee shall not be obligated to issue shares and/or distribute cash to any person upon exercise of any right until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

     SECTION 7.7  Limitations Applicable to Section 16 Persons.

          (a) Notwithstanding any other provision of this Plan, this Plan and any Option granted to a Key Employee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. Any such additional limitation shall be set forth in an annex to this Plan, such annex to be incorporated herein by this reference and made part of this Plan.

          (b) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to
     Section 16 are concerned.

     SECTION 7.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate or partnership purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association or the performance of services for the benefit of the Company.

     SECTION 7.9 Non-qualified Stock Options. Options granted under this Plan are not intended to be incentive stock options within the meaning of Section 422(b) of the Code.

     SECTION 7.10 Compliance with Laws. This Plan is subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     SECTION 7.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     SECTION 7.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware.

     SECTION 7.13 Severability. If any portion of this Plan is declared by a court of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and in no way be affected, impaired or invalidated.

                                     PROXY

                                   COHR INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS JULY 24, 1997

        The undersigned stockholder of COHR Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 2, 1997, and hereby appoints Paul Chopra and Lynn P. Reitnouer, and each of them individually, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHR INC., to be held on July 24, 1997, at 9:30 a.m., local time, at the Sheraton Grand Hotel, 333 South Figueroa Street, Los Angeles, California and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE ADOPTION OF THE 1996 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. IF ANY NOMINEE FOR DIRECTOR IS UNABLE OR UNWILLING TO SERVE OR IS OTHERWISE UNAVAILABLE, SAID PROXIES SHALL HAVE DISCRETION AND AUTHORITY TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT FOR OTHER NOMINEES OR TO DISTRIBUTE SUCH VOTES IN SUCH PROPORTIONS AMONG OTHER NOMINEES AS THEY IN THEIR SOLE JUDGMENT SHALL DETERMINE.

        Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                                                Please mark your votes as
                                                indicated in this example

                                                WITHHELD
                                        FOR     FOR ALL

1.      ELECTION OF DIRECTORS           [ ]        [ ]

Nominees: James D. Barber,
Michael I. Matsuura,
Frederick C. Meyer

WITHHELD FOR: (Write that nominee's name in the space provided below.)

_________________________________


2.  PROPOSAL TO APPROVE THE                  FOR     AGAINST   ABSTAIN
    ADOPTION OF THE 1996 STOCK OPTION        [ ]       [ ]       [ ]
    PLAN

3.  PROPOSAL TO RATIFY THE                   FOR     AGAINST   ABSTAIN
    APPOINTMENT OF DELOITTE AND              [ ]       [ ]       [ ]
    TOUCHE LLP AS INDEPENDENT PUBLIC
    ACCOUNTANTS FOR THE COMPANY
    FOR THE FISCAL YEAR ENDING
    MARCH 31, 1998

4.  UPON SUCH OTHER MATTERS AS MAY           FOR     AGAINST   ABSTAIN
    PROPERLY COME BEFORE THE                 [ ]       [ ]       [ ]
    MEETING OR ANY ADJOURNMENTS OR
    POSTPONEMENTS THEREOF


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

SIGNATURE(S)_________________________________________ DATE _________________

NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, your title and capacity should be stated. If shares are held jointly, each holder should sign.